                                                                     Exhibit 5.1




                                                 June 10, 1997



Central Fidelity Banks, Inc.,
   1021 East Cary Street,
      P.O. Box 27602,
         Richmond, Virginia  23261.

Central Fidelity Capital Trust I,
   1021 East Cary Street,
      P.O. Box 27602,
         Richmond, Virginia  23261.

Dear Sirs:

      In connection with the registration under the Securities Act of 1933 (the "Act") of (i) $100,000,000 aggregate Liquidation Amount of Floating Rate Capital Trust Pass-through Securities, Series A, Liquidation Amount $1,000 per security (the "Capital Securities") to be issued by Central Fidelity Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Issuer"), (ii) the guarantee with respect to the Capital Securities (the "Guarantee") to be executed and delivered by

Central Fidelity Banks, Inc.
Central Fidelity Capital Trust I                                             -2-

Central Fidelity Banks, Inc., a Virginia corporation (the "Company"), and (iii) $100,000,000 aggregate principal amount of Floating Rate Junior Subordinated Debt Securities, Series A (the "Junior Subordinated Debt Securities") of the Company, we, as your special counsel, have examined such trust and corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

      Upon the basis of such examination, we advise you that, in our opinion, when:

      (i) the Registration Statement relating to the Capital Securities, the Guarantee and the Junior Subordinated Debt Securities (the "Registration Statement") has become effective under the Act;

      (ii) the terms of the Guarantee and of its issuance and delivery have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Guarantee Agreement relating to the Guarantee

Central Fidelity Banks, Inc.
Central Fidelity Capital Trust I                                             -3-

has been duly executed and delivered as contemplated in the Registration Statement;

        (iii) the terms of the Junior Subordinated Debt Securities and of their issuance and delivery have been duly established in conformity with the Junior Subordinated Indenture relating to the Junior Subordinated Debt Securities (the "Indenture") so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Junior Subordinated Debt Securities have been duly executed and authenticated in accordance with the Indenture and issued and delivered as contemplated in the Registration Statement; and

        (iv) the terms of the Capital Securities and of their issuance and delivery have been duly established in conformity with the Amended and Restated Declaration of Trust of the Issuer (the "Declaration") so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon

Central Fidelity Banks, Inc.
Central Fidelity Capital Trust I                                             -4-

     the Issuer and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Issuer, and the Capital Securities have been duly executed and authenticated in accordance with the Declaration and issued and delivered as contemplated in the Registration Statement;

the Guarantee and the Junior Subordinated Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

      The foregoing opinion is limited to the Federal laws of the United States and the laws of the States of New York and Virginia, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to all matters of Virginia law, we have relied upon the opinion, dated as of the date hereof, of Williams, Mullen, Christian & Dobbins, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in the opinion of

Cental Fidelity Banks, Inc.
Central Fidelity Capital Trust I                                             -5-


Williams, Mullen, Christian & Dobbins. We believe you and we are justified in relying on such opinion for such matters.

      We understand that you have received an opinion, dated as of the date hereof, regarding the Capital Securities from Richards, Layton & Finger, LLP, special Delaware counsel for the Company and the Issuer. We are expressing no opinion with respect to the matters contained in such opinion.

      Also, we have relied as to certain matters on information obtained from public officials, officers of the Company and the Issuer and other sources believed by as to be responsible, and we have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee thereunder, an assumption which we have not independently verified.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Validity of New Securities" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act.

Central Fidelity Banks, Inc.
Central Fidelity Capital Trust I                                             -6-


                                       Very truly yours,

                                       /s/ Sullivan & Cromwell
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                           Attachment to Exhibit 5.1

              [Williams, Mullen, Christian & Dobbins letterhead]

                                 June 10, 1997

Central Fidelity Banks, Inc.
1021 East Cary Street
Richmond, Virginia 23219

Central Fidelity Capital Trust I
1021 East Cary Street
Richmond, Virginia  23219

Sullivan & Cromwell
1701 Pennsylvania Avenue, N.W.
Washington, D.C. 20006-5805

   Re: Floating Rate Junior Subordinated Debt Securities, Series A of Central
       Fidelity Banks, Inc.; Guarantee of Central Fidelity Banks, Inc. with respect to Floating Rate Capital Trust Pass-through Securities, Series A
       ------------------------------------------------------------------------

Ladies and Gentlemen:

   We have served as Virginia counsel to Central Fidelity Banks, Inc., a Virginia corporation (the "Company"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company and Central Fidelity Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), with the Securities and Exchange Commission for the registration under the Securities Act of 1933, as amended (the "Act"), of (i) $100,000,000 Floating Rate Capital Trust Pass-through Securities, Series A (Liquidation Amount $1,000 per Capital Trust Pass-through Security)(the "New Capital Securities") of the Trust, (ii) the guarantee (the "New Guarantee") with respect to the New Capital Securities to be executed and delivered by the Company, and (iii) $100,000,000 Floating Rate Junior Subordinated Debt Securities, Series A (the "New Junior Subordinated Debt Securities") of the Company. Unless otherwise defined herein or unless the context otherwise requires, terms defined in the

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June 10, 1997
Page 2

Registration Statement (either directly or by reference to other documents) shall have the same meaning when used herein.

        In connection with the foregoing, we have examined such corporate proceedings, records, certificates and originals or copies, certified or otherwise identified to our satisfaction, of documents as we considered necessary for the purposes of this opinion. As to certain factual matters, we have relied upon certificates and representations of the Company and its officers. We have assumed the correctness of the factual matters contained in such reliance sources, and have not acquired any information giving us knowledge, without any independent investigation for the purpose, that such factual matters are incorrect.

        We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of the documents and instruments executed by persons other than the Company, we have assumed that each such other person had the power to enter into and perform all of its obligations thereunder and also have assumed the due authorization by each such person for the entering into and performance of such obligations and the due execution and delivery of such documents by each such person. We have further assumed that each such other person that is not a natural person is duly organized, validly existing and in good standing under the laws of the jurisdiction under which it was created, and that all such other persons, including natural persons, have all necessary power and authority to own their respective properties and assets and to conduct their respective businesses as presently conducted and proposed to be conducted under the terms of all such documents and instruments reviewed by



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June 10, 1997
Page 3

us to which each is a party. We have further assumed that entry into and performance of the obligations of each person, other than the Company, to the documents and instruments reviewed by us do not and will not constitute a breach or violation of, or conflict with, any law, governmental requirement, license, permit, order, contract, indenture or obligation of any kind to which such person or its property is subject.

        Based upon the foregoing, and subject to the qualifications hereinafter set forth, we are of the opinion that:

        1. The Company is a duly organized and validly existing corporation in good standing under the laws of the Commonwealth of Virginia and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and has the corporate power and authority to own its properties and conduct its business as described in the Registration Statement.

        2. Each of the Registration Statement and the Indenture has been duly authorized, executed and delivered by the Company, and the New Guarantee Agreement has been duly authorized by the Company.

        3. When (i) the Registration Statement has become effective under the Act; (ii) the terms of the New Guarantee and of its issuance and delivery have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction








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June 10, 1997
Page 4



imposed by any court or governmental body having jurisdiction over the Company, and the New Guarantee Agreement relating to the New Guarantee has been duly executed and delivered as contemplated in the Registration Statement; (iii) the terms of the New Junior Subordinated Debt Securities and of their issuance and delivery have been duly established in conformity with the Indenture relating to the New Junior Subordinated Debt Securities so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the New Junior Subordinated Debt Securities have been duly executed and authenticated in accordance with the Indenture and issued and delivered as contemplated in the Registration Statement; and (iv) the terms of the New Capital Securities and of their issuance and delivery have been duly established in conformity with the Amended and Restated Declaration of Trust of the Trust (the "Declaration") so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Trust and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Trust, and the New Capital Securities have been duly executed and authenticated in accordance with the Declaration and issued and delivered as contemplated in the Registration Statement; the Guarantee and the New Junior Subordinated Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

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June 10, 1997
Page 5

        Our opinion is limited in all respects to the application of the laws of the Commonwealth of Virginia and, to the extent applicable, the federal laws of the United States. We render no opinion on the laws of any other jurisdiction (or any subdivision thereof).

        We understand that you have received an opinion, dated as of the date hereof, regarding the New Capital Securities from Richards, Layton & Finger, LLP, special Delaware counsel for the Company and the Trust. We are expressing no opinion with respect to the matters contained in such opinion.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us under an appropriate caption relating to the validity of the New Securities in any Prospectus forming a part of the Registration Statement. In giving such consent we do not thereby admit that we are in the category of person whose consent is required under Section 7 of the Act.

                                        Very truly yours,

                                        WILLIAMS, MULLEN, CHRISTIAN & DOBBINS

                                        by /s/ William H. Schwarzschild
                                           ----------------------------
                                               William H. Schwarzschild, III
                                               Shareholder